As filed with the Securities and Exchange Commission on January 16, 1998
                                            Registration No. 333-
=====================================================================
======
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                      -----------------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      -----------------------------------

                         NORTHEAST INDIANA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  35-1948594
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

648 North Jefferson Street, Huntington, Indiana         46750
(Address of principal executive offices)             (Zip Code)

                      NORTHEAST INDIANA BANCORP, INC.
                EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                                AND TRUST
                        (Full title of the plan)

                         Jeffrey M. Werthan, P.C.
                            Gary A. Lax, P.C.
                          Craig M. Scheer, Esq.
                      Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                         1100 New York Ave., N.W.
                          Washington, D.C.  20005
                 (Name and address of agent for service)
                            (202) 414-6100
      (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
=====================================================================
======
                                     Proposed maximum   Proposed maximum  Amount of
Title of securities   Amount to be   offering price     aggregate         registration
to be registered      registered     per share          offering price    fee
------------------------------------------------------------------------------------------
Common Stock, $.01
par value             50,000 shares(1)   $21.00(2)           $1,050,000(2)     $319(2)

Interests in
Savings Plan(3)           N/A(3)             N/A                N/A             N/A(3)
=====================================================================
=====================

(1)   Estimated maximum aggregate number of shares of Northeast Indiana Bancorp, Inc.
      ("Company") common stock purchasable with employee and employer contributions under the Plan during the next 36 months.
(2)   Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $21.00 per share, which was the average of the high and low prices of the Company common stock on January 14, 1998, as reported on the Nasdaq
      Stock Market.
(3)   Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this
      Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

PAGE

                                PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Northeast Indiana Bancorp, Inc. Employees' Savings & Profit Sharing Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission but (together with the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.
            -----------------------------------------------

     The following documents previously or concurrently filed with the Commission by Northeast Indiana Bancorp, Inc. (the "Company") are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (File No. 0-26012) filed pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

     (c) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-26012) filed on May 5, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to DeEtta L. Hinthorn, Secretary, Northeast Indiana Bancorp, Inc., 648 North Jefferson Street, Huntington, Indiana 46750, telephone number (219) 356-3311.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines, and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened, or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements, and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements, and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceeding upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

     Not applicable.

Item 8.     Exhibits.
            --------

Regulation
   S-B                                              Reference to Prior
  Exhibit                                            Filing or Exhibit
  Number                   Document               Number Attached Hereto
----------      -----------------------------     ----------------------


    4.1         Specimen Form of Common Stock             *
                Certificate of Northeast
                Indiana Bancorp, Inc.


    4.2         Certificate of Incorporation              *
                of Northeast Indiana Bancorp, Inc.


    4.3         Bylaws of Northeast Indiana
                Bancorp, Inc.                             *


    5           Opinion of Silver, Freedman & Taff, Attached as Exhibit 5
                L.L.P.


   23.1         Consent of Silver, Freedman & Taff, Contained in Exhibit 5
                L.L.P.


   23.2         Consent of Crowe, Chizek &         Attached as Exhibit 23.2
                Company, LLP



   24           Power of Attorney                  Contained in Signature
                                                   Page

---------------------
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-90558) filed with the Commission on March 23, 1995 pursuant to Section 5 of the Securities Act of 1933. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

(a) Except as otherwise provided in Item 512(a)(1) of Regulation S-K, the undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of Indiana, on January 16, 1998.

                             NORTHEAST INDIANA BANCORP, INC.





                             By:/s/ STEPHEN E. ZAHN
                                --------------------------------------
                                STEPHEN E. ZAHN, Chairman of the Board,
                                President and Chief Executive Officer
                                (Duly Authorized Representative)



                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen E. Zahn and Darrell E. Blocker his true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




By:/S/ STEPHEN E. ZAHN                 By:
--------------------------------       ----------------------------
Stephen E. Zahn, Chairman of the       Dan L. Stephan, Director
Board, President, and
Chief Executive Officer
(Principal Executive Officer)

Date:January 16, 1998                  Date:
--------------------------------       -----------------------------


By: /s/ J. DAVID CARNES
---------------------------------      By:--------------------------
   J. David Carnes, Director              Randall C. Rider, Director


Date:January 16, 1998                  Date:
---------------------------------      -----------------------------



By: /s/ SAMUEL PRESTON, JR.
---------------------------------
   Samuel Preston, Jr., Director


Date:January 16, 1998
---------------------------------


By:/s/ DARRELL E. BLOCKER,
---------------------------------
   Darrell E. Blocker, Senior Vice
   President, Treasurer and Chief
   Financial Officer
   (Principal Financial and
   Accounting Officer)

Date:January 16, 1998
---------------------------------

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of Indiana, on January 16, 1998.

                              NORTHEAST INDIANA BANCORP, INC.
                              EMPLOYEES' SAVINGS & PROFIT
                              SHARING PLAN AND TRUST



                              FIRST FEDERAL SAVINGS BANK,
                              PLAN ADMINISTRATOR


                              By: /s/ DEE ANN HAMMEL
                              ----------------------
                              Name:DEE ANN HAMMEL
                                   Senior Vice President

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